UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 421-7900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 30, 2013, Williams-Sonoma, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the following proposals were voted on and approved by the Company’s stockholders:

Proposal 1: Election of Board of Directors:

Name of Director	For	Withheld	Broker Non-Vote
Laura J. Alber	84,702,741	42,914	6,480,340
Adrian D.P. Bellamy	84,283,962	374,624	6,480,340
Rose Marie Bravo	84,797,145	43,789	6,480,340
Mary Ann Casati	84,809,156	44,000	6,480,340
Patrick J. Connolly	84,689,838	43,423	6,480,340
Adrian T. Dillon	84,811,678	45,406	6,480,340
Anthony A. Greener	84,778,165	46,069	6,480,340
Ted W. Hall	82,685,261	45,566	6,480,340
Michael R. Lynch	84,632,178	45,873	6,480,340
Lorraine Twohill	84,787,818	45,226	6,480,340

All director nominees were duly elected.

Proposal 2: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Vote
78,823,324	5,903,413	202,196	6,480,340

Proposal 2 was approved, on a non-binding advisory basis.

Proposal 3: Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2014:

For	Against	Abstain	Broker Non-Vote
90,947,156	410,790	51,327	—

Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: May 31, 2013	By:	/s/ Julie P. Whalen
Julie P. Whalen
Chief Financial Officer

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